Ryerson to Host Earnings Call on Thursday, November 3rd to Discuss Third Quarter 2022 Results

(Chicago – October 11, 2022) – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, announced today that it will host a conference call to discuss third quarter 2022 financial results for the period ended September 30, 2022, on Thursday, November 3rd, at 10 a.m. Eastern Time. The live online broadcast will be available on the Company’s Investor Relations website, ir.ryerson.com. Ryerson will report earnings after the market close on Wednesday, November 2nd.

Ryerson Holding Corporation’s Third Quarter

2022 Earnings Call Details:

DATE: Thursday, November 3, 2022

TIME: 10:00 a.m. ET / 9:00 a.m. CT

DIAL-IN: 888-394-8218 (U.S. & Canada) / 646-828-8193 (International)

CONFERENCE ID: 5371336

An online replay of the call will be posted on the investor relations website, ir.ryerson.com, and remain available for 90 days.

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,000 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.

Media and Investor contact:

Pratham Dear

Manager - Investor Relations

312.292.5033

investorinfo@ryerson.com